EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Chesapeake Utilities Corporation

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-178678, 333-63381 and 333-135602) and Form S-8 (Nos. 333-01175, 333-94159, 333-124646, 333-124694 and 333-124717) of Chesapeake Utilities Corporation of our reports dated March 8, 2013, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of Chesapeake Utilities Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ ParenteBeard LLC
ParenteBeard LLC
Philadelphia, Pennsylvania
March 8, 2013